Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

ATRenew Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Class A ordinary shares, par value $0.001 per share	Rule 457(c) and Rule 457(h)	7,327,575 (3)	$3.6713 (3)	$26,901,359.72	$0.00015310	$4,118.60
Total Offering Amounts					$26,901,359.72		$4,118.60
Total Fee Offsets							—
Net Fee Due							$4,118.60
(1)
These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, three of which represent two Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-257023).
(2)
Represents Class A ordinary shares underlying awards reserved for future grants under the Second Amended and Restated 2021 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends, or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan that terminates, expires, or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.
(3)
These Class A ordinary shares are newly reserved for future award grants under the Plan. The number of Class A ordinary shares available for issuance under the Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on May 8, 2025, adjusted for ADS to Class A ordinary share ratio.